EXHIBIT 99.1

3D Systems Reports Second Quarter 2026 Financial Results

ROCK HILL, South Carolina - August 3, 2026 - 3D Systems Corporation (NYSE:DDD) announced today its financial results for the second quarter ended June 30, 2026.

•Q2 2026 revenue of $94.6 million, down 0.3% year-over-year, but up 1.4% excluding divestitures, driven by continued acceleration of new printer sales, with double-digit growth in both metal and polymer hardware printer systems.
•Net loss was $(12.9) million for the quarter, while Adjusted EBITDA improved to a loss of $(0.8) million, reflecting benefits from previous cost reduction initiatives. For the first half of 2026, the Company reported a net loss of $(17.3) million and positive Adjusted EBITDA of $1.3 million.
•Healthcare continued as the Company's largest segment in the quarter, with revenue increasing 6.8% year-over-year, supported by over 20% growth in Med Tech and 3% growth in Dental.
•Industrial revenue declined 6.7% year-over year, or 3.7% excluding divestitures, while increasing 2.4% sequentially, driven by higher product sales and over 20% growth in Aerospace & Defense, our largest Industrial market, and Data Center Infrastructure.
•We remain focused on our four priority markets which all delivered more than 20% growth in the first half of 2026: Med Tech, Dental, Aerospace & Defense, and Data Center Infrastructure.

Summary of Financial Results
(Unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per share data)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$94.6	$94.8	$190.1	$189.4
Gross profit	34.5	36.2	68.8	68.8
Gross profit margin	36.4%	38.1%	36.2%	36.4%
Operating expense	45.1	51.5	86.1	121.0
Operating loss	(10.6)	(15.4)	(17.3)	(52.1)
Net (loss) income attributable to 3D Systems Corporation	(12.9)	104.4	(17.3)	67.5
Diluted (loss) income per share	(0.09)	0.57	(0.12)	0.37

Non-GAAP measures, excluding divestitures for year-over-year comparisons
Non-GAAP revenue	94.6	93.3	190.1	179.3
Non-GAAP gross profit margin	36.7%	38.2%	36.4%	34.3%
Non-GAAP operating expense	39.5	44.6	76.1	101.2
Adjusted EBITDA	(0.8)	(4.7)	1.3	(30.8)
Non-GAAP diluted loss per share	$(0.04)	$(0.06)	$(0.05)	$(0.23)

Summary Comments on Results
Dr. Jeffrey Graves, President and Chief Executive Officer of 3D Systems, said, “We are pleased with our second-quarter and first-half performance on both the top and bottom line. Revenue growth was driven by strength in our four key markets: Med Tech and Dental in Healthcare, and Aerospace & Defense and Data Center Infrastructure in Industrial. Data Center Infrastructure is an emerging focus area for us and includes applications in chip manufacturing equipment and high-performance computing. Customers in these markets continue to adopt 3D printing as a core manufacturing technology and are expanding the range of applications they deploy. This performance highlights the market-leading breadth of our additive manufacturing portfolio, spanning direct metal printing and all five major polymer technologies, combined with our deep expertise in advanced applications. Of particular note is the growing impact of metal 3D printing, where design flexibility combined with cost-effective production is enabling higher-performance components and systems.”

Dr. Graves concluded, “As the additive manufacturing industry continues to emerge from a multi-year downturn, our sustained investments in research and development are now enabling us to introduce a broad portfolio of new products that are gaining increasing customer traction. While the global economic environment remains uncertain, we are optimistic that, as capital investment activity strengthens, we are well positioned to benefit from the resulting expansion in global manufacturing capacity.”

“Adjusting for divestitures completed in 2025, total revenue increased 1.4% year over year and 6% for the first half of 2026, demonstrating continued core revenue growth in the year” said Phyllis Nordstrom, Chief Financial Officer of 3D Systems. “Strong growth in our key markets along with accelerated growth in new printer launches contributed to our success in the quarter. We continue to focus on refreshing our installed base as well as expanding our parts manufacturing capabilities to drive greater margin expansion and profitability as we look ahead.”
Second Quarter 2026 Results
Total revenue decreased 0.3% to $94.6 million compared to the prior year period. Adjusting for software divestitures completed in 2025, including Geomagic, 3DXpert and Oqton, total revenue increased by 1.4%.
Healthcare Solutions revenue increased approximately 6.8% to $48.1 million compared to the prior year period. Revenue growth was primarily driven by higher sales of new printer systems in Med Tech and continued growth in Personalized Healthcare Services.
Industrial Solutions revenue decreased approximately 6.7% to $46.5 million compared to the prior year period. Adjusting for divestitures, Industrial Solutions revenue decreased 3.7% year over year. The decline was primarily driven by the absence of revenue from a non-core product offering exited in the prior year and lower hardware services revenue.
Gross profit margin decreased to 36.4% compared to 38.1% in the prior year period. Non-GAAP gross profit margin decreased to 36.7% compared to 39.2% in the prior year period. Adjusting for software divestitures, non-GAAP gross profit margin decreased by 150 basis points. Gross profit was impacted by product mix, reflecting higher printer sales and select pricing impacts, partially offset by approximately $2.6 million of tariff refunds recovered in the quarter.
Net income attributable to 3D Systems Corporation decreased by $117.3 million to a loss of $(12.9) million compared to the prior year period. The decrease was primarily related to the gain on the sale of Geomagic and the gain on debt extinguishment recorded in the prior-year period, partially offset by improved operating margins and a lower income tax provision in the current period.
Adjusted EBITDA improved by $4.6 million, to $(0.8) million compared to the prior year period, driven primarily by the impact of prior cost reduction initiatives and the impact of tariff refunds recovered in the quarter. Adjusting for software divestitures, Adjusted EBITDA improved $3.9 million.
Financial Liquidity

During the second quarter 2026, the Company issued 18.9 million shares of common stock, par value $0.001 per share, for $53.2 million in cash, net of offering costs. At June 30, 2026, the Company had total cash of $129.0 million, which included cash and cash equivalents of $128.0 million and restricted cash of $1.0 million. A total of $3.9 million in principal amount of debt is scheduled to mature in the fourth quarter of 2026, with the remaining $92.0 million principal maturing in 2030.

Third Quarter 2026 Outlook

Revenue: $96 - $99 million

Adjusted EBITDA: ($3) million - ($1) million

3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to the most directly comparable forward-looking GAAP measures without unreasonable effort because certain items, including litigation expenses, acquisition expenses, stock-based compensation expense, intangible amortization expense, restructuring expenses, and goodwill impairment, are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the Company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Second Quarter 2026 Conference Call and Webcast

The Company will host a conference call and simultaneous webcast to discuss these results on August 4, 2026, which may be accessed as follows:
Date: Tuesday, August 4, 2026
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 877-407-8291 or 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the timing of product launches, regulatory approvals, market opportunities, expected revenue impact, and shareholder value. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the Company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the Company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

About 3D Systems

Nearly 40 years ago, Chuck Hull’s curiosity and desire to improve the way products were designed and manufactured gave birth to 3D printing, 3D Systems, and the additive manufacturing industry. Since then, that same spark continues to ignite the 3D Systems team as we work side-by-side with our customers to change the way industries innovate. As a full-service solutions partner, we deliver industry-leading 3D printing technologies, materials and software to high-value markets such as medical and dental; aerospace, space and defense; transportation and motorsports; AI infrastructure; and durable goods. Each application-specific solution is powered by the expertise and passion of our employees who endeavor to achieve our shared goal of Transforming Manufacturing for a Better Future. More information on the Company is available at www.3dsystems.com.

3D SYSTEMS CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$127,951	$95,635
Accounts receivable, net of reserves — $5,719 and $3,608	80,174	83,806
Inventories	121,847	127,496
Prepaid expenses and other current assets	35,639	39,770
Total current assets	365,611	346,707
Property and equipment, net	49,697	49,249
Intangible assets, net	15,646	16,614
Goodwill	15,404	15,575
Operating lease right-of-use assets	41,170	45,364
Finance lease right-of-use assets	7,160	7,774
Long-term deferred income tax assets	2,443	2,787
Other assets	38,113	37,658
Total assets	$535,244	$521,728
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities:
Current portion of long-term debt, net of deferred financing costs	$3,944	$3,944
Current operating lease liabilities	9,266	11,583
Accounts payable	32,425	41,017
Accrued and other liabilities	39,781	46,656
Customer deposits and deferred revenue	22,182	17,423
Total current liabilities	107,598	120,623
Long-term debt, net of deferred financing costs	87,240	86,394
Long-term operating lease liabilities	41,238	45,420
Long-term deferred income tax liabilities	2,818	2,740
Other liabilities	22,787	24,000
Total liabilities	261,681	279,177
Commitments and contingencies
Redeemable non-controlling interest	—	2,193
Stockholders’ equity:
Preferred stock, 5,000 shares authorized; $0.001 par value; no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, authorized 220,000 shares; shares issued 166,149 and 145,581 as of June 30, 2026 and December 31, 2025, respectively	166	146
Additional paid-in capital	1,677,775	1,620,399
Accumulated deficit	(1,349,645)	(1,332,360)
Accumulated other comprehensive loss	(54,733)	(47,827)
Total stockholders’ equity	273,563	240,358
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$535,244	$521,728
3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue:
Products	$54,842	$53,801	$112,610	$108,524
Services	39,737	41,037	77,507	80,854
Total revenue	94,579	94,838	190,117	189,378
Cost of sales:
Products	35,845	32,274	71,932	69,639
Services	24,272	26,414	49,380	50,900
Total cost of sales	60,117	58,688	121,312	120,539
Gross profit	34,462	36,150	68,805	68,839
Operating expenses:
Selling, general and administrative	35,135	34,139	66,483	83,908
Research and development	9,972	17,361	19,607	37,044
Total operating expenses	45,107	51,500	86,090	120,952
Loss from operations	(10,645)	(15,350)	(17,285)	(52,113)
Non-operating (loss) income:
Foreign exchange gain (loss), net	1,464	(1,591)	4,102	(452)
Interest income	575	1,717	1,159	2,670
Interest expense	(2,155)	(697)	(4,319)	(1,278)
Gain on disposition	—	125,681	—	125,681
Other (loss) income, net	(839)	7,020	2,689	6,860
Total non-operating (loss) income	(955)	132,130	3,631	133,481
Net (loss) income before income taxes	(11,600)	116,780	(13,654)	81,368
Provision for income taxes	(354)	(11,018)	(1,837)	(11,689)
Loss on equity method investments, net of income taxes	(907)	(1,326)	(1,953)	(2,229)
Net (loss) income before redeemable non-controlling interest	(12,861)	104,436	(17,444)	67,450
Less: net loss attributable to redeemable non-controlling interest	—	—	(159)	—
Net (loss) income attributable to 3D Systems Corporation	$(12,861)	$104,436	$(17,285)	$67,450

Net (loss) income per common share:
Basic	$(0.09)	$0.79	$(0.12)	$0.51
Diluted	$(0.09)	$0.57	$(0.12)	$0.37

Weighted average shares outstanding:
Basic	148,968	132,280	146,130	132,370
Diluted	148,968	182,716	146,130	183,237

3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025
OPERATING ACTIVITIES
Net (loss) income before redeemable non-controlling interest	$(17,444)	$67,450
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	10,186	10,907
Amortization of debt issuance costs	1,023	652
Stock-based compensation	4,615	607
Non-cash operating lease expense	6,105	2,371
Provision for inventory obsolescence	4,453	2,130
Provision for bad debts	2,348	1,622
Gain on the disposition of businesses, property, equipment and other assets	(95)	(125,825)
Gain on debt extinguishment	—	(8,203)
Provision for deferred income taxes and reserve adjustments	714	(3,124)
Gain on disposal of investment	(2,576)	—
Loss on equity method investment, net of taxes	1,953	2,229
Changes in operating accounts:
Accounts receivable	(2,966)	9,394
Inventories	(2,588)	(11,137)
Prepaid expenses and other current assets	3,161	(6,362)
Accounts payable	(8,761)	(8,142)
Deferred revenue and customer deposits	8,285	7,094
Accrued and other liabilities	(9,521)	5,009
All other operating activities	(12,998)	(6,302)
Net cash used in operating activities	(14,106)	(59,630)
INVESTING ACTIVITIES
Purchases of property and equipment	(5,890)	(5,743)
Proceeds from sale of assets and businesses, net of cash sold	100	119,400
Acquisitions and other investments, net of cash acquired	—	(900)
Other investing activities	(80)	174
Net cash (used in) provided by investing activities	(5,870)	112,931
FINANCING ACTIVITIES
Proceeds from equity offering	53,825	—
Equity issuance costs	(127)	—
Proceeds from borrowings and long-term debt	—	92,030
Repayment of borrowings and long-term debt	—	(169,987)
Debt issuance costs	—	(3,425)
Stock repurchases	—	(14,960)
Purchase of non-controlling interests	(498)	—
Taxes paid related to net-share settlement of equity awards	(434)	(605)
Other financing activities	(824)	(393)
Net cash provided by (used in) financing activities	51,942	(97,340)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(71)	5,104
Net increase (decrease) in cash, cash equivalents and restricted cash	31,895	(38,935)
Cash, cash equivalents and restricted cash at the beginning of the year	97,100	172,883
Cash, cash equivalents and restricted cash at the end of the period	$128,995	$133,948

3D SYSTEMS CORPORATION
Segment Information
(Unaudited)

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue:
Healthcare Solutions	$48.1	$45.0	$98.2	$86.3
Industrial Solutions	46.5	49.8	91.9	103.0
Total	$94.6	$94.8	$190.1	$189.4

3D SYSTEMS CORPORATION
Reconciliations of GAAP to Non-GAAP Measures

Presentation of Information in this Press Release

3D Systems reports its financial results in accordance with GAAP. Management also reviews and reports certain non-GAAP measures, including: adjusted revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP diluted income (loss) per share, non-GAAP operating expense and Adjusted EBITDA. These non-GAAP measures exclude certain items that management does not view as part of 3D Systems’ core results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Management believes that the non-GAAP measures provide useful additional insight into underlying business trends and results and provide meaningful information regarding the comparison of period-over-period results. Additionally, management uses the non-GAAP measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. 3D Systems’ non-GAAP measures are not calculated in accordance with or as required by GAAP and may not be calculated in the same manner as similarly titled measures used by other companies. These non-GAAP measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.
To calculate the non-GAAP measures, 3D Systems excludes the impact of the following items:

•amortization of intangible assets, a non-cash expense, as 3D Systems’ intangible assets were primarily acquired in connection with business combinations;
•costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees;
•stock-based compensation expenses, a non-cash expense;
•charges related to restructuring and cost optimization plans, impairment charges, including goodwill, and divestiture gains or losses;
•the impact of software divestitures, which were previously included in our Industrial Solutions segment, for pre-divestiture periods in 2025; and
•costs, including legal fees, related to significant or unusual litigation matters.
Amortization of intangibles and acquisition and divestiture-related costs are excluded from non-GAAP measures as the timing and magnitude of business combination transactions are not predictable, can vary significantly from period to period and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition. Amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. While intangible assets contribute to the company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the company’s products or services. Additionally, intangible assets amortization expense typically fluctuates based on the size and timing of the company’s acquisition activity. Accordingly, the company believes excluding the amortization of intangible assets enhances the company’s and investors’ ability to compare the company’s past financial performance with its current performance and to analyze underlying business performance and trends. Although stock-based compensation is a key incentive offered to certain of our employees, the expense is non-cash in nature, and we continue to evaluate our business performance excluding stock-based compensation; therefore, it is excluded from non-GAAP measures. Stock-based compensation expenses will recur in future periods. Charges related to restructuring and cost optimization plans, impairment charges, including goodwill, divestiture gains or losses, and the costs, including legal fees, related to significant or unusual litigation matters are excluded from non-GAAP measures as the frequency and magnitude of these activities may vary widely from period to period. Additionally, impairment charges, including goodwill, are non-cash. Furthermore, the company believes the costs, including legal fees, related to significant or unusual litigation matters are not indicative of our core business' operations.
The matters discussed above are tax effected, as applicable, in calculating non-GAAP diluted income (loss) per share.
Adjusted EBITDA, defined as net (loss) income, plus income tax (provision) benefit, interest and other income (expense), net, stock-based compensation expense, amortization of intangible assets, depreciation expense, and other non-GAAP adjustments, all as described above, is used by management to evaluate performance and helps measure financial performance period-over-period.
Furthermore, in this press release, 3D Systems reports certain non-GAAP financial measures further adjusted to remove the operating activity related to (i) Geomagic, which the Company divested on April 1, 2025, for $119.4 million in cash, and (ii) 3DXpert and Oqton, which the Company divested on October 31, 2025, for $3.3 million in cash plus a revenue-based royalty of up to $12.9 million (together with Geomagic, the "Software Divestitures"), for periods non-comparable on a year over year basis. The Company believes excluding non-comparable periods allows it to include the operating activity related to Software Divestitures only to the extent that results are comparable year over year.
A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying schedules.
Certain columns may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in thousands.
3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to the most directly comparable forward-looking GAAP measure without unreasonable effort because certain items, including litigation costs, acquisition expenses, stock-based compensation expense, intangible assets amortization expense, restructuring expenses, and goodwill impairment charges, are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the Company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.
Non-GAAP Revenue (Unaudited)

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$94.6	$94.8	$190.1	$189.4
Software divestitures	—	(1.5)	—	(10.1)
Revenue excluding software divestitures (Non-GAAP)	$94.6	$93.3	$190.1	$179.3
Non-GAAP Industrial Revenue (Unaudited)

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Industrial Revenue	$46.5	$49.8	$91.9	$103.0
Software divestitures	—	(1.5)	—	(10.1)
Industrial Revenue excluding software divestitures (Non-GAAP)	$46.5	$48.3	$91.9	$93.0
Non-GAAP Gross Profit and Gross Profit Margin (Unaudited)

	Three Months Ended
(in millions)	June 30, 2026		June 30, 2025
	Gross Profit	Gross Profit Margin (1)	Gross Profit	Gross Profit Margin (1)
Gross profit (GAAP)	$34.5	36.4%	$36.2	38.1%
Amortization expense	0.2	0.2%	0.2	0.2%
Restructuring expense	—	—%	0.8	0.9%
Gross profit (Non-GAAP)	$34.7	36.7%	$37.2	39.2%
Software divestitures	—	—%	(1.6)	(1.0)%
Gross profit excluding software divestitures (Non-GAAP)	$34.7	36.7%	$35.7	38.2%
(1) Calculated as non-GAAP gross profit as a percentage of total revenue.

	Six Months Ended
(in millions)	June 30, 2026		June 30, 2025
	Gross Profit	Gross Profit Margin (1)	Gross Profit	Gross Profit Margin (1)
Gross profit (GAAP)	$68.8	36.2%	$68.8	36.4%
Amortization expense	0.3	0.2%	0.4	0.2%
Restructuring expense	—	—%	1.0	0.5%
Gross profit (Non-GAAP)	$69.1	36.4%	$70.2	37.1%
Software divestitures	—	—%	(8.7)	(2.8)%
Gross profit excluding software divestitures (Non-GAAP)	$69.1	36.4%	$61.5	34.3%
(1) Calculated as non-GAAP gross profit as a percentage of total revenue.

Non-GAAP Operating Expense (Unaudited)

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Operating expense (GAAP)	$45.1	$51.5	$86.1	$121.0
Amortization expense	(0.8)	(0.7)	(1.4)	(1.6)
Stock-based compensation expense	(2.3)	3.6	(4.6)	(0.6)
Acquisition and divestiture-related expense	—	(0.2)	(0.2)	(1.1)
Legal and other expense	(2.4)	(3.0)	(3.5)	(4.2)
Restructuring expense	—	(4.3)	(0.2)	(5.1)
Non-GAAP operating expense	$39.5	$46.8	$76.1	$108.4
Software divestitures	—	(2.2)	—	(7.2)
Non-GAAP operating expenses excluding software divestitures	$39.5	$44.6	$76.1	$101.2

Net (Loss) Income Attributable to 3D Systems Corporation to Adjusted EBITDA (Unaudited)

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net (loss) income attributable to 3D Systems Corporation (GAAP)	$(12.9)	$104.4	$(17.3)	$67.5
Interest expense (income), net	1.6	(1.0)	3.2	(1.4)
Provision for income taxes	0.4	11.0	1.8	11.7
Depreciation expense	4.1	4.3	8.3	8.9
Amortization expense	1.0	0.9	1.7	2.0
EBITDA (Non-GAAP)	(5.8)	119.6	(2.3)	88.7
Stock-based compensation expense	2.3	(3.6)	4.6	0.6
Acquisition and divestiture-related expense	—	0.2	0.2	1.1
Legal and other expense	2.4	3.1	3.5	4.2
Restructuring expense	—	5.1	0.2	6.1
Net loss attributable to redeemable non-controlling interest	—	—	(0.2)	—
Loss on equity method investment, net of tax	0.9	1.3	2.0	2.2
Gain on repurchase of debt	—	(8.2)	—	(8.2)
Gain on disposal of investment	—	—	(2.6)	—
Gain on disposition	—	(125.7)	—	(125.7)
Other non-operating income	(0.6)	2.8	(4.2)	1.8
Adjusted EBITDA (Non-GAAP)	$(0.8)	$(5.3)	$1.3	$(29.3)
Software divestitures	—	0.7	—	(1.6)
Adjusted EBITDA (Non-GAAP) excluding software divestitures	$(0.8)	$(4.7)	$1.3	$(30.8)

Diluted Loss per Share (Unaudited)

	Three Months Ended		Six Months Ended
(in dollars)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Diluted (loss) income per share (GAAP)	$(0.09)	$0.57	$(0.12)	$0.37
Amortization expense	0.01	0.01	0.01	0.01
Stock-based compensation expense	0.02	(0.02)	0.03	—
Acquisition and divestiture-related expense	—	—	—	0.01
Legal and other expense	0.02	0.02	0.02	0.02
Restructuring expense	—	0.03	—	0.03
Gain on repurchase of debt	—	(0.04)	—	(0.04)
Gain on disposal of investment	—	—	(0.02)	—
Gain on disposition	—	(0.69)	—	(0.69)
Loss on equity method investment and other	0.01	0.01	0.01	0.02
Tax effect of the adjustments reflected above	—	0.05	—	0.05
Non-GAAP diluted loss per share	$(0.04)	$(0.07)	$(0.05)	$(0.22)
Software divestitures	—	0.01	—	(0.01)
Non-GAAP diluted loss per share excluding software divestitures	$(0.04)	$(0.06)	$(0.05)	$(0.23)